EXHIBIT 10.23

VOTING AND LOCK-UP AGREEMENT

     THIS VOTING AND LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of July 12, 2005, by and among BRILLIAN CORPORATION, a Delaware corporation (“Brillian”), and the undersigned shareholders (collectively, the “Shareholder”) of SYNTAX GROUPS CORPORATION, a California corporation (“Syntax”).

RECITALS

     A. Concurrently with the execution of this Agreement, Brillian, BRMC Corporation, a California corporation and a wholly owned subsidiary of Brillian (“BRMC”), and Syntax have entered into an Agreement and Plan of Reorganization (the “Merger Agreement”), which provides for the merger (the “Merger”) of BRMC with and into Syntax.

     B. Pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of Syntax will be converted into the right to receive the consideration set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement.

     C. Shareholder is the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of outstanding capital stock of Syntax and other securities convertible into, or exercisable or exchangeable for, shares of capital stock of Syntax, all as set forth on the signature page of this Agreement (collectively, the “Shares”).

     D. In consideration of the execution of the Merger Agreement by Brillian and as a condition to the willingness of Brillian to enter into the Merger Agreement, Shareholder agrees to enter into this Agreement to restrict the transfer or disposition of any of the Shares, or any other shares of capital stock of Syntax acquired by Shareholder hereafter and prior to the Expiration Date (as defined in Section 1(a) hereof), and to vote the Shares and any other such shares of capital stock of Syntax so as to facilitate the consummation of the Merger.

AGREEMENT

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Agreement to Retain Shares.

          (a) Transfer. Shareholder agrees that, at all times during the period beginning on the date hereof and ending on the Expiration Date (as defined below), Shareholder shall not Transfer (as defined below) any of the Shares or any New Shares (as defined in Section 1(b) hereof), or make any agreement relating thereto, in each case without the prior written consent of Brillian.

          As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or (ii) the termination of the Merger Agreement in accordance with the terms thereof. As used herein, the term “Transfer” shall mean, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the gift, placement in trust, or the Constructive Sale (as defined below) or other disposition of such security (excluding transfers by testamentary or intestate succession) or any right, title, or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, excluding (i) any Transfer to a family member or charitable organization if the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as Shareholder and (ii) any Transfer pursuant to a court order. As used herein, the term “Constructive Sale” shall mean, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

          (b) New Shares. Shareholder agrees that any shares of capital stock of Syntax that Shareholder purchases or with respect to which Shareholder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the Expiration Date, including, without limitation, shares issued or issuable upon the conversion, exercise, or exchange, as the case may be, of all securities held by Shareholder which are convertible into, or exercisable or exchangeable for, shares of capital stock of Syntax (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof.

     2. Agreement to Vote Shares. Until the Expiration Date, at every meeting of shareholders of Syntax called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of shareholders of Syntax with respect to any of the following, Shareholder shall vote or cause to be voted, to the extent not voted by Brillian pursuant to the irrevocable proxy in Section 3 hereof, the outstanding Shares and any outstanding New Shares (to the extent such New Shares may be voted).

               (i) in favor of the adoption of the Merger Agreement and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance thereof;

               (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement, including, without limitation, any Acquisition Proposal or Superior Proposal (as such terms are defined in the Merger Agreement); and

               (iii) against any action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage, or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

          Prior to the Expiration Date, Shareholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with this Section 2. Shareholder hereby grants to Brillian the right, if Syntax fails to provide a notice of a shareholder meeting within five (5) business days of the date that the Registration Statement (as defined in the Merger Agreement) is declared effective, to take any and all action to either act by written consent or call a special meeting of the shareholders of Syntax, on Shareholder’s behalf, to take the actions called for in subsection (i).

     3. Irrevocable Proxy. Shareholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, Shareholder hereby grants a proxy appointing Brillian as Shareholder’s attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder’s name, to vote, express consent or dissent, or otherwise to utilize that voting power in the manner contemplated by Section 2 above with respect to the Shares and any New Shares. The proxy granted by the Shareholder pursuant to this Section 3 is irrevocable (except as provided in the following sentence) and is granted in consideration of Brillian entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by Shareholder shall not be revoked prior to the Expiration Date. Shareholder shall perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in Brillian the power to carry out and give effect to the provisions of this Agreement.

     4. No Solicitation. Except as otherwise required by law, Shareholder, in his capacity as a shareholder, shall not directly or indirectly (i) solicit, initiate, or encourage (or authorize any person to solicit, initiate, or encourage), including by way of furnishing information, any inquiry, proposal, or offer from any person to acquire any of the business, property, or capital stock or debt securities of Syntax or any direct or indirect subsidiary thereof, whether by merger, purchase of assets, tender offer, consolidation, leveraged buyout, or other transaction; (ii) participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, or assist or otherwise cooperate in any way with, or participate in, facilitate, or encourage any effort or attempt by any other person to do or seek any of the foregoing; (iii) approve, endorse, or recommend any of the foregoing; or (iv) enter into any letter of intent or similar document or any contract, agreement, or commitment contemplating or otherwise relating to any of the foregoing.

     5. Representations, Warranties and Covenants of Shareholder. Shareholder represents, warrants, and covenants to Brillian as follows:

               (i) Shareholder is the record and beneficial owner of the Shares, with full power to vote or direct the voting of the Shares for and on behalf of any and all beneficial owners of the Shares.

               (ii) As of the date hereof, the Shares are, and at all times up until the Expiration Date the Shares will be, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges, or other encumbrances of any kind or nature, in each case that would impair Shareholder’s ability to fulfill its obligations under Section 2.

               (iii) Shareholder does not beneficially own any shares of capital stock of Syntax, or any securities convertible into, or exchangeable or exercisable for, shares of capital stock of Syntax, other than the Shares.

               (iv) Shareholder has full power and authority to make, enter into, and carry out the terms of this Agreement and any other related agreements to which Shareholder is a party.

               (v) The execution and delivery of this Agreement and the performance of this Agreement by Shareholder will not require any consent of another person.

     6. Additional Documents. Shareholder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

     7. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

     8. Stop Transfer. Shareholder hereby directs Syntax to make a notation on its records and give instructions to its transfer agent(s) to not permit, during the term of this Agreement, the transfer of any Shares or New Shares, except as permitted pursuant to Section 1(a).

     9. Miscellaneous.

          (a) Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Shareholder from acting, if applicable, in the Shareholder’s capacity as a director or officer of Syntax (it being understood that this Agreement shall apply to Shareholder solely in Shareholder’s capacity as a shareholder of Syntax) or voting in Shareholder’s sole discretion on any matter other than those matters referred to in Section 2.

          (b) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

          (c) Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns. Additionally, notwithstanding the foregoing or anything to the contrary contained in this Agreement, Brillian is specifically permitted to assign this Agreement to BRMC.

          (d) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Such amendment may take place at any time prior to the Expiration Date, subject to applicable law.

          (e) Waiver. At any time prior to the Expiration Date, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          (f) Specific Performance; Injunctive Relief. The parties acknowledge that Brillian will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Brillian upon any such violation, Brillian shall have the right to enforce such covenants and agreements by specific performance, by injunctive relief, or by any other means available to Brillian at law or in equity.

          (g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to Brillian to: 1600 N. Desert Drive Tempe, Arizona 85281-1230 Attention: Wayne A. Pratt Fax: (602) 389-8869

with copies to:

Greenberg Traurig, LLP 2375 E. Camelback Road, Suite 700 Phoenix, Arizona 85016 Attention: Robert S. Kant Fax: (602) 445-8100

(ii)	if to Shareholder:

To the address for notice set forth on the signature page hereof. with copies to:

Dorsey & Whitney LLP 38 Technology Drive Irvine, California 92618-5310 Attention: Patrick Arrington Fax: (949) 932-3601

          (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION, AND EFFECT, BY

THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

          (i) Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to such subject matter.

          (j) Fees and Expenses. Except as may be provided in the Merger Agreement, all costs and expenses (including, without limitation, all fees and disbursements of counsel) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          (l) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

          (m) Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement. This Agreement may be executed by facsimile, PDF, or other electronic means.

[Remainder of Page Intentionally Left Blank]

[VOTING AND LOCK-UP AGREEMENT SIGNATURE PAGE]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

BRILLIAN CORPORATION

By:	/s/ Vincent F. Sollitto Jr.

Name:	Vincent F. Sollitto Jr.

Title:	President & CEO

SHAREHOLDERS:

/s/ Tzu Ping Ho

Tzu Ping Ho

Address:
2839 Muir Woods Court
West Covina, California 91791
Shares: 2,710,000

/s/ Man Kit Chow

Man Kit Chow (Thomas Chow)

Address:
2627 Palomino Drive
Covina, California 91724
Shares: 2,660,000

/s/ Lily Lau

Lily Lau

Address:
5531 Cantrell Road
Richmond BC, Canada V7C 3H3
Shares: 2,248,000

Taiwan Kolin Company Limited

By:	/s/ Roger Kao

Roger Kao

Address:
11/F No. 86
Section 1
Chung Ching South Road
Taipei, Taiwan, ROC
Shares: 1,074,683

/s/ Lin-Li Wu

Lin-Li Wu

Address:
#79 6th Floor
Non-Hai Road
Taipei, Taiwan, ROC
Shares: 996,000

/s/ Ching Hue Li

Ching Hue Li (James Li)

Address:
4749 Torrey Pines
Chino Hills, California 91709
Shares: 756,000

/s/ Michael Chan

Michael Chan

Address:
21255 Running Branch Road
Diamond Bar, California 91765
Shares: 322,300